Exhibit 10.35

                         EXECUTIVE EMPLOYMENT AGREEMENT

    This employment agreement ("EMPLOYMENT AGREEMENT") is as of the 12th day of July, 2001 (the "EFFECTIVE DATE"), by and between AVID SPORTSWEAR & GOLF CORP., a Nevada corporation ("the "COMPANY"), and MICHELLE MATHIS (the "EXECUTIVE").

1. SERVICES AGREEMENT. Subject to the terms and conditions set forth in this Agreement, the Company agrees to engage Michelle Mathis to perform the function of Director of Corporate and Legal Affairs in accordance with the terms and conditions set forth in this Employment Agreement.

2. TERM. The term of engagement under this Employment Agreement shall be for three (3) years, beginning July 12, 2001 ending June 25, 2004 (the "EMPLOYMENT PERIOD"), unless terminated earlier as provided herein. This Agreement will be automatically renewed for additional twelve (12) month periods unless either the Executive or the Company provides advanced written notice, given at least ninety
(90) days prior to the end of the then-existing Employment Period, of its intent not to renew. Any twelve (12) month renewal shall be considered part of the Employment Period.

3. SERVICES OF THE EXECUTIVE. It is expressly understood by the parties that throughout the Engagement Period the Executive shall faithfully perform such services for the business and affairs of the Company as are consistent with the duties and responsibilities of the Company's Director of Corporate and Legal Affairs (the "Services"). The Executive shall be the Director of Corporate and Legal Affairs. As part of the services, the Company shall assign the Executive such duties and responsibilities as are into materially consistent with the title and position of Director of Corporate and Legal Affairs and that may be properly assigned to the Executive from time to time by the Chief Executive Officer of the Company (the "CEO") or the Board of Directors of the Company (the "BOARD").

    The Executive shall report to the CEO in her performance of the Services. It is expressly understood by the parties that the Executive shall devote her best efforts and full business time and attention to the performance of the Services; provided, however, that the Executive may, to the extent such participation or service does not materially interfere with the performance of the Services, (i) participate in charitable, civic, political, social, trade, or other non-profit organizations; (ii) with the consent of the board, produce and retain rights in and proceeds from books, speeches, seminars, articles and papers; and (iii) with the consent of the Board, serve as a non-management director of business corporations (or in a like capacity in other for-profit organizations).

4. PLACE OF PERFORMANCE. The Executive shall perform the Services at the executive offices of the Company located at a mutually agreed upon location by the Executive and the Company. If the Executive is required to relocate her permanent place of residence from Delray Beach, Florida, the Company shall pay or reimburse the Executive for all moving and relocation expenses, including all home sale/purchase expenses incurred by the Executive and her family to establish a personal residence at the new location, plus traveling and temporary living expenses for her and her family.

5.  SALARIES.
    --------
    5.1 BASE SALARY. During the period from the Effective Date through September 25, 2001) the Company shall pay to the Executive the salary equal to an annual rate of fifty thousand dollars ($50,000.00). After September 25, 2001, the Company shall pay to the Executive an annual salary (the "BASE SALARY"), which initially shall be at the rate per year totaling one hundred thousand dollars ($100,000.00).

               In view of the fact that the Base Salary is likely to be below market while the Company is in its early stages of development, the parties agree to an annual review at the first anniversary date of this Employment Agreement (July 12, 2002) and to adjust the Base Salary to a market competitive level. Except as otherwise agreed in writing by the Executive, the Base Salary shall not be reduced from the annual salary of one hundred thousand dollars ($100,000.00). The Base Salary shall be payable in equal twenty-four semi-monthly installments or in such other installments as shall be consistent with the Company's payroll procedures.

               On each anniversary date of this Employment Agreement, the Company shall give Executive, on an annual basis, a minimum increase to salary of five percent (5%) but the salary increase(s) may be above that minimum level of increase.

    5.2  BONUS.
         -----
               a. INITIAL BONUS. Upon execution of this Employment Agreement the
                  Company shall award the Executive an initial signing bonus as described herein:
                  i. ________________ shares of stock @ $.01 per share (which is included in Section 5.5) vested immediately;
                  ii. ten thousand dollars ($10,000.00) to be paid in cash upon signing of new business equaling or greater than one million dollars ($1,000,000.00) of new revenue.

               b. ANNUAL  PERFORMANCE BONUS. The Executive shall be eligible for an annual performance bonus based on the bonus plan for senior management in a plan established by the CEO and the Board of Directors for each fiscal year. One aspect of the Bonus Plan is the establishment of bonus awards associated with meeting projected and optimum goals each year (the "PROJECTED AND OPTIMUM GOALS"). The Projected and Optimum Goals for each year shall be set by the CEO and the Board of Directors. Annual bonuses should be targeted at approximately forty percent

                  (40%) or more of Executive annual salary, and will be limited to a maximum of one hundred percent (100%) of annual salary.

               c. ADDITIONAL BONUS. Additional bonuses (including stock bonuses)
                  may be distributed upon resolution by the Board of Directors based on Company performance and the Executive's role in that performance.

    5.3  BENEFITS.
         --------
            5.3.1 For the period of this Employment Agreement, the Company shall provide the Executive with benefits normally endowed upon a senior executive. Said benefits are to include, but not be limited to, the following: health insurance, life insurance, supplemental life insurance with a minimum of two million dollars coverage, D&O insurance, short term and long term disability coverage, 401(k) participation, company vehicle or allowance expenses, cell phone and company credit card. Nothing contained in this Agreement shall prevent the Company, at any time or from time to time, from effecting increases to the benefits. The life insurance benefits shall commence at the time the bonus set forth in Section 5.2(a)(ii) is earned.

            5.3.2 RELOCATION.  If the  Executive  is required  to  relocate  her permanent place of residence, the Company shall pay or reimburse the Executive for all moving and relocation expenses, home sale/purchase expenses incurred by the Executive and her family to establish a personal residence at the new location including travel costs and temporary living expenses.

    5.4  PAID  TIME   OFF/VACATION/HOLIDAYS:   The  Company   shall   compensate
         Executive for twenty (20) working days a year plus all legal holidays as paid time off.

    5.5 EQUITY PARTICIPATION. It is recognized that the Executive's efforts associated with the Company will produce the most critical results during the first year of the Employment Period, and that the greater value of the services will occur during that first year. The parties further acknowledge that the initial Base Salary for the services during the first year of the Employment Period is substantially less that the true value of the services expected to be rendered by the Executive hereunder. Accordingly, the Company and the Executive have agreed that the Executive shall be immediately granted and fully vested in 3.125 million shares of stock in the Company (the "EXECUTIVE STOCK") as part of her compensation hereunder. The Company and the Executive have agreed that for the term of this Employment Agreement, the Executive shall be granted and fully vested in one percent (1.0%) of the Company's total shares of issued stock which is on a non-dilution basis. This 1.0% ownership percentage by the Executive applies to all current and future issuances of shares of stock in the Company for the term of this Employment Agreement. As part of her compensation hereunder the Executive's total shares of stock ownership will be adjusted according to the 1.0% level immediately upon issuance of future shares of stock (includes both preferred and common stock). The Company may issue fully vested shares of stock, stock options or warrants. These must be delivered to the Executive within thirty (30) days of the issuance of new shares, or as otherwise as mutually agreeable to the Executive.

         The parties intend that the Executive Stock shall be fully vested and unrestricted in nature, if such is permitted by applicable laws and regulations, but acknowledge that there may need to be legally required restrictions on the Executive Stock in order to comply with such applicable laws and regulations. The Executive agrees to comply strictly with all legally required restrictions. The Executive shall provide and deliver to the Company all information, certifications, and other documentation as may be requested by the Company as part of the Company's compliance with any applicable laws and regulations relating to the issuance an/or registration of any of the Company's stock, including but not limited to the Executive Stock.

            5.5.1 REGISTRATION.
                  5.5.1(a)  Demand  REGISTRATION.  At any  time  after  the date hereof, and subject to the other provisions of this Section, the Executive shall have the right to exercise by making a written request to the Company, to demand that the Company effect the registration of any registrable securities in accordance with the provisions of the Securities Act of 1933, as amended (the "ACT"). Any provisions herein to the contrary notwithstanding, the right to demand registration pursuant to this section shall be limited to one registration demand per calendar year. A right to demand registration hereunder shall be deemed to have been exercised and all of the Company's demand registration obligations hereunder for such calendar year shall be deemed to be fully satisfied when the registration statement filed on account of such exercise has been declared effective by the Securities and Exchange Commission. If any other executive of the Company exercises her right, if any, to demand that the Company effect the registration of any registrable securities, then the Executive shall have the right to register an equivalent number of registrable securities

                  5.5.1(b)  PIGGYBACK  REGISTRATION.  If the Company at any time proposes to register any of its securities under the Act or pursuant to the Securities and Exchange Act of 1934, as amended, collectively referred to as the ("SECURITIES Acts"), whether or not for sake for its own account, it will each such time give prompt written notice to the Executive of its intention to do so (the "REGISTRATION NOTICE"). Upon the written request of the Executive, made within fifteen (15) business days after the receipt of the Registration

            Notice,  the  Company  shall  use its best  efforts  to  effect  the registration under the Securities Acts of such amount of the Executive's common stock as the Executive requests, by inclusion of the Executive Stock in the registration statement that relates to the securities which the Company proposes to register, PROVIDED that if, at any time after giving the Registration Notice and prior to the effective date of registration statement filed in connection with such registration the Company shall determine for any reason either not to register or to delay registration of such securities, the Company may, at its election, give written notice of such determination to the Executive (the "REFUSAL NOTICE") and thereupon,
            (i) in the case of a determination to register, shall be relieved of its obligation to register the Executive's common stock in connection with such terminated registration (but not from its obligation to pay the Registration Expenses, as defined herein, in connection therewith), and (ii) in the case of a determination to delay registering shall be permitted to delay registering the Executive's common stock, for the same period as the delay in registering such other securities.

                  5.5.1 (c)  REGISTRATION  EXPENSES.  The Company  shall pay all
            Registration Expenses (as defined herein) in connection with each registration of the Executive's common stock pursuant to this section. For the purposes hereof, the phrase "REGISTRATION EXPENSES" shall include all expenses incident to the Company's performance of or compliance with, this section, including without limitation, (i) all registration, filing and NASD fees, (ii) all fees and expenses of complying with securities or blue sky laws, (iii) all printing expenses, (iv) the fees and disbursements of counsel for the Company and of its independent public accountants, including the expenses of any special audits or "cold comfort" letters required by or incident to such performance and compliance, (v) the fees and disbursements of any one counsel and any one accountant retained by the Executive,
            (vi) premiums and other costs of policies of insurance against liabilities arising out of the public offering of the Executive's Stock being registered if the Company desires such insurance, and
            (vii) any fees and disbursements of underwriters customarily paid by issuers or sellers of securities, but excluding underwriting discounts and commissions and transfer taxes, if any.

6. EXPENSES. The Executive is expected and is authorized to incur expenses in the performance of the Services hereunder, including the costs of customer entertainment, travel, use of personal vehicle expense and maintenance costs using the IRS per mile allowance, along with similar business expenses incurred in the performance of the Services. The Company shall reimburse the Executive for all such expenses incurred by the Executive within fifteen (15) days of presentation of an expense report together with receipts for such expenses.

7.  TERMINATION OF ENGAGEMENT
    -------------------------
         7.1 TERMINATION. The Executive's engagement by the Company during the Employment Agreement Period will continue until the Executive's death, disability, and resignation or until the termination of the Executive 's engagement hereunder in accordance with the terms of the Employment Agreement. Upon termination of the Executive's engagement hereunder, this Employment Agreement shall become null and void as of the date specified in the Termination Notice, except as otherwise provided in this Employment Agreement.

         7.2 TERMINATION FOR CAUSE. The Company may terminate either Executive's engagement under this Employment Agreement for "CAUSE", as defined herein below, by providing a Notice of Termination (as that term is defined hereinafter) to the Executive and in accordance with Section 7.4.

    For purposes of this Employment Agreement, Cause shall be limited to any of the following:

    i. The conviction of the Executive, or a plea of nolo contendere by the Executive to, a felony that materially damages the Company or its reputation.

    ii. The intentional fraud by the Executive, or willful misappropriation by the Executive of funds or property belonging to or claimed by the Company and exceeding $5,000.00 in an aggregate amount;

    iii. Except in case involving the mental or physical incapacity or disability of the Executive, willful misconduct by the Executive in connection with the performance of his duties, or the Executive's willful failure to perform the Services in the best interest of the Company (including, without limitation, willful material breach by the Executive in her performance of the services but not minor violations of rules and policies of the Company).

    Notwithstanding the above however, prior to its termination of the engagement of the Executive for Cause, the Board shall provide written notice (the "NOTICE OF BREACH") to the Executive of the alleged willful misconduct or failure to perform and must include specific corrective actions and solutions in sufficient detail to know what outcomes must be achieved. The Notice of Breach shall specify in detail the Cause upon which the Company is basing its decision to send the Notice of Breach and expected corrections to not be in breach. The Executive shall have thirty (30) days after receipt by the Executive to correct or cure, or to commence and continue to diligently pursue the correction or curing of such Notice of Breach. The Executive shall have the opportunity to appear before the Board to discuss such written notice during such thirty (30) day period. In the event that the Company determines, in its reasonable discretion, that the Executive, during such thirty (30) day period, has not corrected or cured, or has not commenced and is not diligently pursuing a cure, of the breach or breaches described in the Notice of Breach, the Company may elect to terminate this Employment Agreement by sending the Executive a Notice of Termination.

         7.3 TERMINATION UPON DISABILITY. If the Board of Directors determines in good faith that the Executive has a Disability as defined in this Section 7.3, the Company may terminate the Executive 's engagement under this Employment Agreement by notifying the Executive thereof at least thirty (30) days before the Date of Termination, as defined herein. For purposes of this Employment Agreement, "DISABILITY" means the inability of the Executive to substantially perform the services by reason of any medically determined physical or mental impairment that is or will be a permanent condition or is a condition that will continue for at least six (6) consecutive months. If there is any dispute between the parties as to the Executive's Disability, the Company and the Executive shall mutually select three independent physicians to examine the Executive. The determination by quorum of physicians as to the Executive's Disability shall bind the parties hereto. The Executive will be covered by long term disability insurance coverage and long term disability payments must begin to constitute and establish the decision of Executive disability. Short-term disability payments will not constitute disability.

         7.4 TERMINATION BY THE EXECUTIVE. The Executive may terminate her engagement under this Agreement at any time for Good Reason by giving thirty
    (30) days prior written notice thereof to the Company. For purpose of this Employment Agreement ("GOOD REASON") means any of the following:

    i. the occurrence of a material breach of any provision of this Employment Agreement by the Company;

    ii. a reduction or material modification in the scope of authority or other responsibilities of the Executive that is inconsistent with her title or position, as reasonably determined by the Executive ;

    iii. the removal of the Executive from his position as COO of the Company, parent company or it's parent company successors, without mutual agreement;

    iv. the approval of a plan by the Board of Directors of the Company involving the dissolution of the Company that is not rescinded within thirty (30) days after its approval;

    v. the involuntary or voluntary filing for bankruptcy of the Company that is not dismissed within ninety (90) days after the date of filing;

    vi. information being withheld from Executive, actions by the Chairman or other Board members or other executives which is deemed by the Executive to be materially harmful to the shareholders of the organization or potentially harmful to the personal assets and/or reputation of the Executive;

    Notwithstanding the above, however, prior to the termination of the Executive 's engagement hereunder by the Executive for Good Reason under Subsections (i), (ii), (iii), (iv), (v) and (vi) above, the Executive shall send written notice (the "EXECUTIVE'S NOTICE OF BREACH") to the Company of the alleged breach of action by the Company that the Executive believes constitutes Good Reason. The Executive 's Notice of Breach shall specify in detail the Good Reason upon which the Executive is basing his decision to terminate the Executive 's engagement hereunder. The Company shall have thirty (30) days after receipt by the Company to correct or cure, or to commence and continue to diligently pursue the correction or curing of, such Good Reason. In the event that the Executive determines, in his reasonable discretion, that the Company, during such thirty day period, has not corrected or cured, has not commenced and is not diligently pursuing a cure, of the Good Reason described in the Executive's Notice of Breach, the Executive may elect to terminate the Executive's engagement by sending the Company a Notice of Termination.

         7.5 NOTICE OF TERMINATION. For the purposes of this Employment Agreement, "DATE OF TERMINATION" means (i) if the Executive 's engagement is terminated by the Executive's death, the date of the Executive death; (ii) if the Executive 's engagement is terminated because of the Executive's Disability, thirty (30) days after the date of the Notice of Termination, provided that the Executive shall not have returned to the performance of the Executive's duties on a full time basis during such thirty day period; or (iii) if the Executive 's engagement is terminated by the Company or by the Executive for any reason, the date specified in the Notice of Termination which date shall not be one that is prior to the end of any applicable cure period. Termination of the Executive 's engagement shall take effect on the Date of Termination and this Employment Agreement shall become null and void as of the Date of Termination, except for those provisions as to which this Employment Agreement expressly provides for survivorship.

         7.6 DEATH. If the Executive's employment is terminated during the Employment Period as a result of the Executive's death, the Company shall pay to the Executive the then current Base salary through the third full calendar month following the Date of Termination, including expenses and benefits. In addition, if the Date of Termination is six (6) months or more after the beginning of the then agreement year, and if the Company meets or exceeds the Company's goals and projections that authorize the awarding of an annual performance bonus (i.e., Projected and Optimum Goals) for such fiscal year, then the Executive shall be eligible to receive part of any bonus (the "PARTIAL BONUS") that the Executive would have received at the end of such fiscal year, prorated for a partial year based upon the Date of Termination. The payments contemplated by this section shall be paid at the time they are due and the Company shall have no further obligations to the Executive under this Employment Agreement. The Executive shall have no obligation to repay any of the Executive Stock upon the termination of the Executive 's engagement under this section.

         7.7 DISABILITY. If the Company terminates the Executive's employment during the Employment Period because of the Executive's Disability, the Company shall pay the Executive the then current Base Salary through the third full calendar month following the Date of Termination, and all other unpaid amounts, if any, to which the Executive is entitled as of the Date of Termination such as expenses, the costs of benefits, and a partial bonus, if applicable. The payments contemplated by this section shall be paid at the time they are due, and the Company shall have no further obligations to the Executive under this Agreement. The Executive shall have no obligation to repay any of the Executive Stock upon the termination of the Executive 's engagement under this section. Long term disability payments paid shall have no bearing on the Base Salary payment by the Company.

         7.8 BY THE COMPANY WITH CAUSE OR BY THE EXECUTIVE WITHOUT GOOD REASON. If the Company terminates the Executive's engagement during the Employment Period for cause or if the Executive voluntarily terminates the Executive's engagement during the Employment Period other than for Good Reason, the Company shall pay the Executive the then current Base Salary through the calendar month following the Date of Termination and all other unpaid amounts, if any, which the Executive is entitled as of the Date of Termination, such as expenses and the costs of benefits. The payments contemplated in this section shall be paid at the time such payments are due.

         7.9 BY THE COMPANY WITHOUT CAUSE OR BY THE EXECUTIVE FOR GOOD REASON. If the Company terminates the Executive 's engagement during the Employment Period other than for Cause, Death or Disability or the Executive terminates its engagement during the Employment Period for Good Reason, the Executive shall be entitled to: (i) payment of the Executive's then current Base Salary through the Date of Termination and all other unpaid amounts, if any, to which the Executive is entitled to as of the Date of Termination in connection with the costs of any benefits pursuant to Section 5.3 at the time such payments are due; (ii) a severance payment equal to an amount of one year's then Base Salary payable no later than thirty (30) days after termination; and (iii) a partial bonus, as applicable. Such severance payments shall be considered "preferred" Company obligations carrying with it the rights, assurances and all other non-recourse obligations. The Executive shall have no obligation to repay any of the Executive Stock upon termination of the Executive's engagement under this section.

8.  CHANGE OF CONTROL.
    -----------------
    8.1 EFFECT OF CHANGE OF CONTROL. In the event of a Change of Control (as defined below), the Executive will be entitled to (1) accelerated vesting of any stock pursuant to any stock options granted and restricted stock issued to the Executive by the Company, such that vesting occurs on the date of Change of Control, except where the same may be prohibited by applicable law or regulations or by the stock issuance plan, and to (2) severance provided for in section 7.9 unless the parties agree to new mutually acceptable terms of employment. The parties shall include this acceleration provision in any stock issuance plan where legally permitted by applicable laws or regulations.

    8.2  DEFINITION OF CHANGE OF CONTROL.
         -------------------------------
         For the purposes of this Agreement, "CHANGE OF CONTROL" shall mean:
               a. the sale of all,  or  substantially  all of the  assets of the
                  Company to a third party,
               b. a  merger,  acquisition  or other  transaction  in  which  the
                  Company is the surviving corporation that results in any party (other than any Affiliate of the Company as defined below) acquiring beneficial ownership of 51% or more of the combined voting power of all classes of stock of the Company;
               c. a merger,  consolidation or reorganization of the Company with one or more other persons or entities where the Company is not the surviving entity and such transaction results in a change of beneficial ownership as described in the preceding clause
                  (b).

                  For purposes of the foregoing, the term "AFFILIATE" shall mean, with respect to any entity, any person or other entity that, directly or indirectly, controls, is controlled by, or is under common control with, such entity, where the term "CONTROL" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of an entity, whether through the ownership of voting securities, by contract, or otherwise.

9.  OWNERSHIP OF INTELLECTUAL PROPERTY.
    ----------------------------------
    9.1  THE BUSINESS.
         -------------
         The parties acknowledge that the Company is engaged in the development, marketing and sale of certain proprietary information, processes and related products in multi-faceted areas with a specialization in the golf sportswear industry.

    9.2 THE INTELLECTUAL PROPERTY. In connection with this Employment Agreement and the performance of the Services provided by the Executive, the Executive acknowledges that there may exist now or may exist in the future trade secrets, confidential information, technical information, know-how, inventions, patents, discoveries (whether or not patentable), copyrights, trademarks, service marks, techniques, data, systems, methods, processes, improvements, developments, enhancements and modifications, whether oral or written, or in recorded form, tangible or intangible, and other proprietary rights conceived, developed, designed or otherwise created, modified improved by the Executive, in whole or in part, or which the Executive or the Executive may receive, produce, obtain, or learn about, in whole or in part, in connection with the performance of the Services or relating in any way or manner to, or arising out of, the business and operations of the Company during the Employment Period (collectively, the "INTELLECTUAL PROPERTY"). The Executive agrees that all rights, title and interest in and to the Intellectual Property shall belong to the Company. The Executive shall make prompt and complete disclosure from time to time to the Company of all Intellectual Property developed by the Executive or the Executive, either solely or in conjunction with others.

    9.3 ASSIGNMENT OF RIGHTS TO INTELLECTUAL PROPERTY. The Executive hereby assigns to the Company any and all right, title and interest that either the Executive individually or, as the employee of the Company, or both have now or may have in the future in and to the Intellectual Property. The Executive agrees to execute any instruments and to do all things reasonably requested by the Company, both during and after the Employment Period, to vest the Company with all ownership rights in the Intellectual Property. If any Intellectual Property can be protected by copyrights, patents, trademarks, or service marks, then such copyright, patent, trademark, or service mark, as may be applicable, shall be owned solely, completely and exclusively by the Company, and the Executive shall execute such assignments and other documents and provide such assistance as the Company may reasonably request in order to protect the Company's ownership of the Intellectual Property.

10. ENFORCEMENT. The Company and the Executive have entered into this Employment Agreement with good faith efforts by all parties to execute its obligation accordingly. Should the Executive find it is necessary to obtain legal counsel to cause enforcement of this Employment Agreement by the Company, all costs and fees incurred by the Executive associated with this enforcement shall be payable by the Company in addition to the costs incurred by the Company.

11. NOTICES. All notices, demands, requests or other communications required or permitted to be given or made hereunder shall be in writing and shall be either hand delivered or shall be mailed by first class registered or certified mail postage prepaid to the respective addresses of the parties.

12. REPRESENTATIONS.
    ---------------

         12.1 REPRESENTATIONS OF THE COMPANY. The Company represents that it is a corporation validly organized under the laws of the State of Nevada and duly qualified to conduct business in Florida, that it possesses the capacity to validly execute and perform all the terms of this Employment Agreement; that this Employment Agreement has been duly executed and delivered by the Company and constitutes the valid and binding obligations of the Company; that the execution, delivery and performance of this Employment Agreement by the Company will not violate any provision of any contract or other agreement to which the Company is a party or which purports to be binding upon the Company, that no further approvals of or consents from any governmental or regulatory authorities, or its stockholders, are required in connection with the execution, delivery or performance of this Employment Agreement; and that to the best of the Company's knowledge, there are no actions or proceedings pending or threatened against the Company before any court, administrative agency or other authority which might reasonably be expected to result in a material adverse change in the business or financial condition of the Company or the Company's ability to perform the obligations contained in this Employment Agreement.

         12.2 REPRESENTATIONS OF THE EXECUTIVE. The Executive agrees to execute any proper oath or verify any proper document required to carry out the terms of this Employment Agreement. The Executive further represents that he possesses the capacity to validly execute and perform all the terms of this Employment Agreement; that this Employment Agreement has been duly executed and delivered by the Executive and constitutes the valid and binding obligations of the Executive; that the execution, delivery and performance of this Employment Agreement by the Executive will not violate any provisions of any contract or other agreement, including but not limited to a non-compete, non-disclosure agreement, to which the Executive is a party or which purports to be binding upon the Executive; to the best of the Executive's knowledge, there are no actions or proceedings pending or threatened against the Executive before any court, administrative agency or other authority which might reasonably be expected to affect the Executive's ability to perform the obligations contained in this Employment Agreement.

13. SEVERABILITY. The invalidity or unenforceability of any one or more provisions of this Employment Agreement shall not affect the validity or enforceability of the other provisions of this Employment Agreement, which shall remain in full force and effect.

14. ASSIGNMENT. The rights and obligations of the parties to this Employment Agreement shall not be assignable or delegable, except that the rights and obligations of the Company hereunder are fully assignable and delegable in connection with any subsequent merger, consolidation sale of all or substantially all of the assets of the Company or similar reorganization of a successor corporation. Notwithstanding anything herein to the contrary, the sale, transfer, or conveyance of more than forty percent (40%) of the ownership interest in the Company to a third party shall be deemed to be an assignment hereunder and may not be undertaken without the prior written consent of the Executive, which consent shall be in the Executive's sole and absolute discretion.

15. INDEMNIFICATION. The Company hereby indemnifies and holds harmless the Executive for any prior, known or unknown events and or actions resulting in personal liability, responsibility or damages before the date of the execution of this Employment Agreement. As an employee, the Executive shall be indemnified against all liabilities, damages, fines, costs, legal expenses and expenses by the Company in accordance with the indemnification provisions of the Company's Articles of Incorporation as in effect on the date hereof, and otherwise to the fullest extent to which employees, officers and directors of a corporation organized under the laws of Nevada may be indemnified pursuant to the Nevada General Corporation Law as the same as amended from time to time (or any subsequent statute of similar tenor and effect), subject to the terms and conditions of such statute.

16. BINDING EFFECT SURVIVAL. Subject to any provisions hereof restricting assignment, this Employment Agreement shall be binding upon the parties hereto and shall fully inure to the benefit of the parties and their respective heirs, devisees, executors, administrators, legal representatives, successors and assigns. Notwithstanding anything to the contrary contained herein, the provisions of this Employment Agreement shall survive the Employment Termination Date for a period of two (2) years, except for the provisions relating to Confidential Information which shall survive for five (5) years after the Date of Termination.

17. AMENDMENT: WAIVER. This Employment Agreement shall not be amended, altered or modified except by an instrument tin writing duly executed by the parties hereto. Neither the waiver by either of the parties hereto of a breach of or a default under any of the provisions of this Employment Agreement, nor the failure of either of the parties, one or more occasions, to enforce any of the provisions of this Employment Agreement or to exercise any right or privilege hereunder, shall thereafter be construed as a waiver of any subsequent breach or default of a similar nature or as a waiver of any such provisions, rights or privileges hereunder.

18. HEADINGS. Section and subsection heading contained in this Employment Agreement are inserted for the convenience of reference only, shall not be deemed to be a part of this Employment Agreement for any purpose, and shall not in any way define or affect the meaning, construction or scope of any of the provisions hereof.

19. GOVERNING LAW. This Employment Agreement, the right and obligations of the parties hereto, and any claims or disputes relating thereto, shall be governed by and construed in accordance with the laws of the State of Nevada. Any legal action filed in relation to this Employment Agreement and the performance of the parties hereunder shall be filed in the appropriate state court or the U.S. District Court having jurisdiction over the Company, the parties hereto waiving any other venue to which they may be entitled by virtue of domicile or otherwise.

20. ENTIRE AGREEMENT. This Employment Agreement, the exhibits and any agreements entered into in connection with Executive 's equity participation constitutes the entire agreement between the parties respecting the engagement of the Executive, there being no representations, warranties or commitments except as set forth herein.

21. COUNTERPARTS. This Employment Agreement may be executed in two or more counterparts, each of which shall be an original and all of which shall be deemed to constitute one and the same instrument.

22. PROTECTION FROM PERSONAL LIABILITY ACCRUING FROM PAST EVENTS AND ACTIONS. The Company agrees to protect, indemnify and defend the Executive from any and all threats and legal actions against the corporation and or the Executive personally which may impact the personal and family assets, personal and family interests and all other potential economic harm to the Executive stemming from any and or all actions, events, deeds or encumbrances, agreements, rights, potential real or real liabilities known or unknown arising from or in or any way related to the time prior to the Effective Date of this Agreement. The Company shall be responsible for all legal costs, related expenses, defense counsel and support and all other losses and costs occurring to the Executive from such past actions, events, obligations, and any and or all liabilities based upon past events prior to the Effective Date of acknowledgement of this Employment Agreement.

    IN WITNESS WHEREOF, the undersigned have duly executed this Employment Agreement, or have caused this Employment Agreement to be duly executed on their behalf effective as of the day and year first hereinabove written.

ACKNOWLEDGED AND AGREED:

AVID SPORTSWEAR & GOLF CORP



_____________________________________
Printed Name: Earl Ingarfield
Title: Chairman of the Board                            Date:






_____________________________________
Printed Name:  Michelle Mathis                          Date: